UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2005

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Board Compensation

On August 17, 2005, the Nominating, Governance and Compensation Committee of the Board of Directors of STAAR Surgical Company (the "Company") determined directors' fees to be paid for service during the calendar year commencing on May 19, 2005 (the date of the Annual Meeting of Stockholders) as follows:

• Each director who serves on the Board of Directors of the Company and is not an employee of the Company or a parent or subsidiary of the Company (each a "non-employee director") shall receive annual director's fees of $25,000.

• The Chairman of the Board shall receive an additional annual fee of $25,000.

• The Chairman of the Audit Committee of the Board of Directors shall receive an additional annual fee of $15,000.

• The Chairman of the Nominating, Governance and Compensation Committee shall receive an additional annual fee of $10,000.

• Each member of the Audit Committee and each member of the Nominating Governance and Compensation Committee (other than the respective chairmen) shall receive an additional annual fee of $5,000 for each such committee on which he serves.

The annual fees are to be paid quarterly, retroactively to the date of the Annual Meeting.

Non-employee directors shall be reimbursed for travel expenses related to attendance at Board of Directors meetings, committee meetings and stockholders' meetings. Non-employee directors shall receive no additional compensation for attendance at meetings so long as the number of meetings remains substantially consistent with current levels. If a significant increase in the number of meetings occurs (including meetings of any ad hoc or special committee created by the Board of Directors), the Nominating, Governance and Compensation Committee shall evaluate whether additional fees are appropriate in light of such increased service.

Employment Agreement with Chief Financial Officer

On August 17, 2005, the Nominating, Governance and Compensation Committee authorized the officers of the Company to enter into an employment agreement with Deborah Andrews, Vice President and Chief Financial Officer of the Company. The agreement shall provide, among other things, for annual base salary in the amount of $225,000 and a performance bonus of up to 40% of base salary. The agreement will also provide for the grant of options to purchase up to 50,000 shares of Common Stock pursuant to the Company's 2003 Omnibus Equity Incentive Plan, with an exercise price of $4.71 per share, the closing price of the Common Stock on August 22, 2005, the date of grant. The options first become exercisable in three equal installments on each of the first three anniversaries of the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

August 23, 2005	By:	/s/ David Bailey

Name: David Bailey
Title: Chief Executive Officer